UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2014

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726
Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors
On June 2, 2014, our Board of Directors, upon the recommendation of the Board's Corporate Governance and Nominating Committee, elected Robert A. Hagemann, retired Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated, to serve as a director effective August 1, 2014 for a term of office expiring at our 2015 Annual Meeting of Shareholders. Mr. Hagemann has been appointed to the Board's Audit Committee and Finance Committee.
The Board has determined that Mr. Hagemann qualifies as independent under the independence standards set forth in the NYSE corporate governance listing standards. There are no arrangements or understandings between Mr. Hagemann and any other persons with respect to his appointment as a director. Neither Mr. Hagemann nor any immediate family member of Mr. Hagemann has been a participant in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.
Mr. Hagemann will participate in the standard non-employee director compensation arrangements described under the heading "Director Compensation" in our 2014 Proxy Statement, which was filed with the Securities and Exchange Commission on March 17, 2014. We plan to enter into a Director Indemnification Agreement with Mr. Hagemann, the form of which was previously filed with the Commission on October 10, 2006.
A press release announcing Mr. Hagemann's election to the Board is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished as part of this Report on Form 8-K:
Exhibit 99.1: Press Release dated June 3, 2014 announcing the election of Robert A. Hagemann.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.
June 3, 2014	By:	/s/ Robert D. Fatovic
Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary